                                                                   EXHIBIT 10.13


                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT


      AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT dated as of April 23, 2002 ("Amendment No. 1 ") by and between CONVERSE INC., formerly known as Footwear Acquisition, Inc., a Delaware corporation, ("Borrower") and CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender").

                             W I T N E S S E T H

      WHEREAS, Borrower and Lender have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 30, 2001, by and between Borrower and Lender (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements"); and

      WHEREAS, Borrower and Lender have agreed to certain amendments to the Loan Agreement as more particularly contained herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1.  Definitions.

      1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

            ""Amendment No. 1" shall mean this Amendment No. 1 to the Loan and Security Agreement by and among Borrower and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced."

      1.2   Amendment to Definitions.

            (a) The definition of "Borrowing Base" set forth in Section 1.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "1.8 "Borrowing Base" shall mean, at any time, the amount equal to:

                  (a) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

                  (b) the lesser of (i) the lesser of (A) fifty-eight (58%) percent of the Value of Eligible Inventory and (B) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (the "Inventory Advance Rate"), and (ii) $40,000,000, plus

                  (c)   the License Income Availability less

                  (d)   any Reserves.

                  For purposes only of applying the sublimit on Loans based on Eligible Inventory set forth in clause (b)(ii) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit."

            (b) The definition of "Eligible Accounts" set forth in Section 1.21 of the Loan Agreement is hereby amended by deleting subsection 1.21 (o) thereof and substituting the following therefor:

            "(o) such Accounts of a single account debtor or its affiliates do not constitute more than ten (10%) percent of all otherwise Eligible Accounts, except that (i) the Accounts of the Account Debtors set forth on Schedule 1.21 (o) or their respective Affiliates may constitute up to twenty (20%) percent of all otherwise Eligible Accounts, and (ii) the Accounts of Foot Locker, Inc. may constitute up to the lesser of (A) fifty (50%) percent of all otherwise Eligible Accounts or (B) Twenty Million ($20,000,000) Dollars (but the portion of the Accounts not in excess of such percentages or amount, as applicable, may be deemed Eligible Accounts);"

            (c) The definition of "Interest Rate" set forth in Section 1.42 of the Loan Agreement is hereby amended by deleting subsection 1.42(a) thereof and substituting the following therefor:

            "(a) Subject to clauses (b), (c), and (d) of this definition below:

                  (i) as to Prime Rate Loans, a rate equal to one-half (-1/2%) percent per annum ("Prime Rate Margin") plus the Prime Rate, and

                  (ii) as to Eurodollar Rate Loans, a rate equal to two and one-half (2 -1/2%) percent per annum (the "Eurodollar Rate Margin") plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three
                        (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the teams hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

                        Notwithstanding the foregoing, in the event that Borrower shall not maintain a Consolidated Pre-Tax Net Income of greater than one ($1.00) Dollar in any fiscal year, Interest Rate shall mean (a) subject to clauses
                        (b), (c), and (d) of this definition below: (i) as to Prime Rate Loans, a rate equal to three-quarters (-3/4%) percent per annum ("Prime Rate Margin") plus the Prime Rate, and (ii) as to Eurodollar Rate Loans, a rate equal to two and three-quarters (2 -3/4%) percent per annum (the "Eurodollar Rate Margin") plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower)."

            (d) Effective as of April 1, 2002, the definition of "License Income Availability" set forth in Section 1.48 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "1.48 "License Income Availability" shall mean $10,000,000.
                        The License Income Availability shall reduce on a monthly basis as follows: commencing May 1, 2002 and on the first (1st) day of each month thereafter, by an amount equal to $277,777.00 per month."

            (e) The definition of "Maximum Credit" set forth in Section 1.53 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "1.53 "Maximum Credit" shall mean the amount of
                        $85,000,000."

      1.3 Interpretation. For purposes of this Amendment No. 1, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement, as amended by this Amendment No. 1.

      Section 2.  Amendments to Loan Agreement.

      2.1 Section 9.18 of the Loan Agreement is hereby amended and restated in its entirety as follows:

            "9.18 Adjusted Net Worth. Borrower shall, at all times, maintain
                  Adjusted Net Worth of not less than $38,000,000.00, provided that the amount of the Adjusted Net Worth required to be maintained by Borrower under this Section 9.18 shall be decreased, on a dollar-for-dollar basis, by the amount of any dividend payments made pursuant to and in accordance with the terms and conditions of Sections 9.11 (b) and 9.11(c)."

      2.2 Section 9 of the Loan Agreement is hereby amended by adding the following subsection to such Section at the end thereof:

            "9.23 Minimum Excess Availability. So long as any of the Obligations remain outstanding, Borrower shall at all times maintain Excess Availability, as determined by Lender, in an amount equal to not less than Five Million ($5,000,000) Dollars."

      Section 3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender that this Amendment No. 1 has been duly executed and delivered by Borrower and is in full force and effect as of the date of this Amendment No. 1 and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

      Section 4. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to, Lender having received, in form and substance reasonably satisfactory to Lender: (a) an original of this Amendment No. 1, duly authorized, executed and delivered by Borrower and Lender, and (b) an original of the Amendment Fee Letter, dated of even date herewith, duly authorized, executed and delivered by Borrower and Lender.

      Section 5.  Provisions of General Application.

      5.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement are intended or implied and in all other respects the Loan Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 1 and the Loan Agreement, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

      5.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

      5.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

      5.4 Binding Effect. This Amendment No. l shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      5.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment No. 1 or any other document famished in connection with this Amendment No. 1 shall survive the execution and delivery of this Amendment No. 1 and the other documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

      5.6 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment No. 1 may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year fast above written.


                                          CONVERSE INC., formerly known as
                                          Footwear Acquisition, Inc.

                                          By:     /s/  Marsden Cason
                                                  ------------------------------
                                          Title:  Co-Chairman Converse Inc.
                                                  ------------------------------


AGREED:

CONGRESS FINANCIAL CORPORATION

By:      /s/ signature illegible
         ----------------------------
Title:   Vice President
         ----------------------------